AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 1998

     ======================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                   ---------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                   ---------------

                                   PHOTRONICS, INC.
                (Exact name of registrant as specified in its charter)

               CONNECTICUT                             06-0854886
          (State or other jurisdiction of          (I.R.S. Employer
          incorporation or organization)           Identification Number)

                              1061 EAST INDIANTOWN ROAD
                               JUPITER, FLORIDA  33477
                           (Address, including zip code of
                      registrant's principal executive offices)

                                   PHOTRONICS, INC.
                                1998 STOCK OPTION PLAN
                               (Full title of the plan)

                               JEFFREY P. MOONAN, ESQ.
                      SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                   PHOTRONICS, INC.
                              1061 EAST INDIANTOWN ROAD
                               JUPITER, FLORIDA  33477
                                    (407) 747-4163
                 (Name and address, including zip code, and telephone
                  number, including area code, of agent for service)

                                  ---------------


                           CALCULATION OF REGISTRATION FEE
          =================================================================
                                      PROPOSED    PROPOSED
          TITLE OF                    MAXIMUM     MAXIMUM
          SECURITIES    AMOUNT        OFFERING    AGGREGATE    AMOUNT OF
          TO BE         TO BE         PRICE       OFFERING     REGISTRATION
          REGISTERED    REGISTERED    PER SHARE   PRICE        FEE(1)
          -----------------------------------------------------------------
          Common
          stock,
          par value
          $.01 . .   1,000,000 shares   $31.75    $31,750,000    $9,366.25
          =================================================================

          (1) Calculated in accordance with Rule 457(h) of the General Rules and Regulations under the Securities Act of 1933.

          =================================================================

                                        PART I


                 INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



          ITEM 1

             Plan Information*



          ITEM 2

             Registrant Information and Employee Plan Annual Information*





          ---------------
          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          ITEM 3  INCORPORATION OF DOCUMENTS BY REFERENCE
                  ---------------------------------------

             The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in the Registration Statement.

             1) The Registrant's Annual Report on Form 10-K for the fiscal year ended November 2, 1997;

             2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended February 1, 1998;

             3) The description of the Common Stock which is contained in the Registrant's Form 8-A, filed on March 5, 1987 (File #0-15451) under Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

             All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

          ITEM 4  DESCRIPTION OF SECURITIES
                  -------------------------

             Not applicable.


          ITEM 5  INTERESTS OF NAMED EXPERTS AND COUNSELS
                  ---------------------------------------

             Not applicable.


          ITEM 6  INDEMNIFICATION OF DIRECTORS AND OFFICERS
                  -----------------------------------------

             The Connecticut Stock Corporation Act (the "Act") provides for indemnification of directors, officers, shareholders, employees and agents of a corporation. Under the Act, a corporation is required to indemnify a director against judgments and other expenses of litigation when he is sued by reason of his being a director in any proceeding brought, other than on behalf of the corporation, if a director is successful on the merits in defense, or acted in good faith and in a manner reasonably believed to be in the best interests of the corporation, or in a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In a proceeding brought on behalf of a corporation (a derivative action), a director is entitled to be indemnified by the corporation for reasonable expenses of litigation, if the director is entitled to indemnification for both derivative and nonderivative actions, if a court determines, upon application, that the director is fairly and reasonably entitled to be indemnified.

             Article Ninth of the Company's Certificate of Incorporation limits directors' monetary liability for actions or omissions made in good faith, which are later determined to be a breach of their duty as directors of the Company. Article Ninth does not eliminate or limit a director's liability for breaches of fiduciary duty for actions or omissions which (i) involved a knowing and culpable violation of law; (ii) showed a lack of good faith and conscious disregard for his duty as that director under circumstances where the director was aware that his actions created an unjustifiable risk of serious injury to the Company;
          (iii) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of his duty; or (iv) involved the improper distribution of Company assets to its shareholders or an improper loan to an officer, director or 5% shareholder. Article Ninth also does not preclude suits for equitable relief, such as an injunction, nor would it shield directors from liability for violations of the Federal securities laws. Moreover, Article Ninth does not limit the liability of directors for any act or omission that occurred prior to the date the Article became effective and does not limit the potential liability of officer-directors in their capacity as officers.

             The Company has purchased directors' and officers' liability insurance covering certain liabilities incurred by its directors in connection with the performance of their duties.

          ITEM 7  EXEMPTION FROM REGISTRATION CLAIMED
                  -----------------------------------

             Not applicable.

          ITEM 8  EXHIBITS
                  --------

             The following Exhibits are filed as part of this Registration
          Statement:

             4(a) The 1998 Stock Option Plan adopted by the Board of Directors of the Registrant on January 20, 1998 and approved by the stockholders on March 18, 1998. (Incorporated by reference to Appendix A to Registrant's Proxy Statement dated February 12, 1998 filed with the Securities and Exchange Commission as definitive Proxy Statement pursuant to Rule 14a-101 on February 11, 1998 (SEC File No. 000-15451)).

               5    Opinion of Reid & Priest LLP.

             23(a)  Consent of Deloitte & Touche LLP.

             23(b)  Consent of Reid & Priest LLP (included in Exhibit 5).

             25     Power of Attorney (see page II-4).

          ITEM 9  UNDERTAKINGS
                  ------------

          A)   The undersigned Registrant hereby undertakes:

             (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

               iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (A)(l)(i) and (A)(l)(ii),
               --------  -------
               above, do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

             (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                      II-3
          <PAGE


                                      SIGNATURES


             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the Town of Brookfield, State of Connecticut on April 22, 1998.


                                             PHOTRONICS, INC.



                                           By:   /s/ Michael J. Yomazzo
                                             ------------------------------
                                                  Michael J. Yomazzo
                                                  President and
                                                  Chief Executive Officer








                                  POWER OF ATTORNEY



             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Yomazzo and Jeffrey P. Moonan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933 , this registration statement has been signed below by the following persons in the capacities and on the dates indicated.




                  SIGNATURE                          DATE



           /s/ Constantine S. Macricostas         April 22, 1998
          ----------------------------------
          Constantine S. Macricostas
          Chairman of the Board of Directors


             /s/ Michael J. Yomazzo               April 22, 1998
          ---------------------------------
          Michael J. Yomazzo
          Director
          President and Chief Executive Officer
          (Principal Executive Officer)


             /s/ Robert J. Bollo                  April 22, 1998
          ---------------------------------
          Robert J. Bollo
          Vice President/Finance
          Chief Financial Officer
          (Principal Financial/Accounting Officer)


             /s/ Yukio Tagawa                     April 22, 1998
          ---------------------------------
          Yukio Tagawa
          Director



             /s/ Walter M. Fiederowicz            April 22, 1998
          ---------------------------------
          Walter M. Fiederowicz
          Director


             /s/ Joseph A. Fiorita, Jr.           April 22, 1998
          ---------------------------------
          Joseph A. Fiorita, Jr.
          Director

                                    EXHIBIT INDEX


          Exhibit           Description
          -------           -----------

             4(a) The 1998 Stock Option Plan adopted by the Board of Directors of the Registrant on January 20, 1998 and approved by the stockholders on March 18, 1998. (Incorporated by reference to Appendix A to Registrant's Proxy Statement dated February 12, 1998 filed with the Securities and Exchange Commission as definitive Proxy Statement pursuant to Rule 14a-101 on February 11, 1998 (SEC File No. 000-1545)).

               5    Opinion of Reid & Priest LLP.

             23(a)  Consent of Deloitte & Touche LLP.

             23(b)  Consent of Reid & Priest LLP (included in Exhibit 5).

             25     Power of Attorney (see page 6).